NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2018 RESULTS AND
QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 25, 2018 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and six months ended June 30, 2018.

Operating revenue for the quarter ended June 30, 2018 increased 16.4% to $330.3 million from $283.9 million for the same quarter in 2017. Income from operations was $32.9 million, compared to $30.0 million in the prior year quarter. Net income during the period was $24.3 million compared to $19.7 million in the second quarter of 2017. Net income per diluted share for the second quarter of 2018 was $0.82 compared to $0.65 in the prior year quarter.

Bruce A. Campbell, President, and CEO, commenting on second quarter results said, “Our second quarter results were ahead of our guidance. Expedited LTL drove strong volume growth amid a tight Truckload market to deliver solid performance despite a higher use of brokered transportation. Truckload Premium Services overcame its higher use of brokered transportation to restore its profitability. Our Intermodal group delivered broad-based growth that extended beyond its recently completed acquisitions. Pool Distribution drove strong revenue growth that is expected to increase profitability in the second half of the year.”

Commenting on the Company’s third quarter 2018 guidance, Michael J. Morris, Senior Vice President and CFO, said, “We expect third quarter year-on-year revenue growth to be 16% to 20%. This revenue outlook contemplates our 2018 implementation of ASC 606, Revenue from Contracts with Customers, which now requires that we report fuel surcharge revenue on a gross basis. As such, our growth outlook reflects a comparison to our third quarter 2017 revenue which reported fuel surcharge on a net basis. After adjusting this prior year period to reflect fuel surcharge revenue on a gross basis, we expect our year-on-year revenue growth to be 9% to 13%. We expect net income per diluted share to be between $0.77 and $0.81 in the third quarter of 2018, compared to $0.61 in the prior year quarter. The prior year earnings per share for the third quarter of 2017 increased $0.01 per diluted share from the originally reported $0.60 per diluted share following the implementation of ASC 606.”

On July 24, 2018, our Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 23, 2018, and is expected to be paid on September 7, 2018.
This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.60 per share of common stock, payable in quarterly increments of $0.15 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2018 results on Thursday, July 26, 2018 at 9:00 a.m. EDT. The Company’s conference call will be available online at www.forwardaircorp.com or by dialing (800) 230-1059. A replay of the conference call will be available at www.forwardaircorp.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.

Financial Statement Presentation

Our results reflect the impact of the new revenue recognition standard, adopted under ASC 606, on a full retrospective basis, which required us to adjust each prior reporting period presented.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
		(As Adjusted)		(As Adjusted)
Operating revenue:
Expedited LTL	$192,891	$160,472	$362,835	$309,237
Truckload Premium Services	48,947	50,451	95,040	97,538
Pool Distribution	43,305	37,756	85,976	76,558
Intermodal	49,162	37,240	97,731	66,147
Eliminations and other operations	(3,962)	(2,043)	(8,631)	(3,559)
Operating revenue	330,343	283,876	632,951	545,921

Operating expenses:
Purchased transportation	155,716	131,102	295,382	248,796
Salaries, wages and employee benefits	72,073	65,018	141,655	126,946
Operating leases	18,006	14,796	35,970	30,397
Depreciation and amortization	10,362	10,219	21,052	20,252
Insurance and claims	10,086	7,730	17,238	13,536
Fuel expense	5,598	3,671	11,152	7,351
Other operating expenses	25,632	21,344	53,397	44,905
Total operating expenses	297,473	253,880	575,846	492,183
Operating (loss) income:
Expedited LTL	26,526	23,047	47,298	41,975
Truckload Premium Services	1,717	1,855	1,674	3,610
Pool Distribution	1,589	1,625	2,960	2,991
Intermodal	5,543	3,209	9,012	5,763
Other operations	(2,505)	260	(3,839)	(601)
Income from operations	32,870	29,996	57,105	53,738

Other income (expense):
Interest expense	(483)	(236)	(854)	(518)
Other, net	(1)	18	(1)	(8)
Total other income (expense)	(484)	(218)	(855)	(526)
Income before income taxes	32,386	29,778	56,250	53,212
Income tax expense	8,088	10,112	14,212	18,966
Net income and comprehensive income	$24,298	$19,666	$42,038	$34,246

Net income per share:
Basic	$0.83	$0.65	$1.42	$1.13
Diluted	$0.82	$0.65	$1.42	$1.13

Dividends per share:	$0.15	$0.15	$0.30	$0.30

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$192.9	100.0%	$160.5	100.0%	$32.4	20.2%

Operating expenses:
Purchased transportation	90.5	46.9	69.0	43.0	21.5	31.2
Salaries, wages and employee benefits	41.2	21.4	37.0	23.1	4.2	11.4
Operating leases	10.2	5.3	9.0	5.6	1.2	13.3
Depreciation and amortization	5.6	2.9	5.5	3.4	0.1	1.8
Insurance and claims	3.6	1.9	4.2	2.6	(0.6)	(14.3)
Fuel expense	1.6	0.8	0.9	0.6	0.7	77.8
Other operating expenses	13.7	7.1	11.8	7.3	1.9	16.1
Total operating expenses	166.4	86.3	137.4	85.6	29.0	21.1
Income from operations	$26.5	13.7%	$23.1	14.4%	$3.4	14.7%

Expedited LTL Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2018	2017	Change
		(As Adjusted)

Business days	64	64	—%

Tonnage
Total pounds ¹	668,129	615,315	8.6
Pounds per day ¹	10,440	9,614	8.6

Shipments
Total shipments	1,094,886	1,011,934	8.2
Shipments per day	17,108	15,811	8.2
Total shipments with pickup and/or delivery	266,628	243,969	9.3

Revenue per hundredweight	$25.83	$23.69	9.0
Revenue per hundredweight, ex fuel	21.83	21.22	2.9

Revenue per shipment	158	144	9.7
Revenue per shipment, ex fuel	133	129	3.1

Weight per shipment	610	608	0.3%

¹ - In thousands

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$48.9	100.0%	$50.4	100.0%	$(1.5)	(3.0)%

Operating expenses:
Purchased transportation	37.0	75.7	37.9	75.2	(0.9)	(2.4)
Salaries, wages and employee benefits	4.6	9.4	5.0	9.9	(0.4)	(8.0)
Operating leases	0.1	0.2	0.1	0.2	—	—
Depreciation and amortization	1.6	3.3	1.6	3.2	—	—
Insurance and claims	0.9	1.8	1.3	2.6	(0.4)	(30.8)
Fuel expense	0.8	1.6	0.7	1.4	0.1	14.3
Other operating expenses	2.2	4.5	2.0	3.9	0.2	10.0
Total operating expenses	47.2	96.5	48.6	96.4	(1.4)	(2.9)
Income from operations	$1.7	3.5%	$1.8	3.6%	$(0.1)	(5.6)%

Truckload Premium Services Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2018	2017	Change
		(As Adjusted)

Total Miles ¹	20,136	24,450	(17.6)%
Empty Miles Percentage	9.3%	10.0%	(7.0)
Tractors (avg)	321	409	(21.5)
Miles per tractor per week [2]	2,284	2,740	(16.6)

Revenue per mile	$2.32	$2.00	16.0
Cost per mile	$1.86	$1.61	15.5%

¹ - In thousands
[2] - Calculated using Company driver and owner operator miles

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$43.3	100.0%	$37.8	100.0%	$5.5	14.6%

Operating expenses:
Purchased transportation	12.4	28.6	10.6	28.0	1.8	17.0
Salaries, wages and employee benefits	15.9	36.7	14.0	37.1	1.9	13.6
Operating leases	3.8	8.8	3.1	8.2	0.7	22.6
Depreciation and amortization	1.7	3.9	1.6	4.2	0.1	6.3
Insurance and claims	1.0	2.3	1.1	2.9	(0.1)	(9.1)
Fuel expense	1.6	3.7	1.2	3.2	0.4	33.3
Other operating expenses	5.3	12.3	4.6	12.2	0.7	15.2
Total operating expenses	41.7	96.3	36.2	95.8	5.5	15.2
Income from operations	$1.6	3.7%	$1.6	4.2%	$—	—%

Pool Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2018	2017	Change
		(As Adjusted)

Cartons¹	20,101	18,078	11.2%
Revenue per Carton	$2.15	$2.09	2.9%
Terminals	28	28	—%

¹ In thousands

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$49.2	100.0%	$37.2	100.0%	$12.0	32.3%

Operating expenses:
Purchased transportation	19.4	39.4	15.3	41.1	4.1	26.8
Salaries, wages and employee benefits	10.5	21.3	8.6	23.1	1.9	22.1
Operating leases	3.9	7.9	3.1	8.4	0.8	25.8
Depreciation and amortization	1.5	3.1	1.5	4.0	—	—
Insurance and claims	1.4	2.8	1.3	3.5	0.1	7.7
Fuel expense	1.7	3.5	0.9	2.4	0.8	88.9
Other operating expenses	5.2	10.6	3.3	8.9	1.9	57.6
Total operating expenses	43.6	88.6	34.0	91.4	9.6	28.2
Income from operations	$5.6	11.4%	$3.2	8.6%	$2.4	75.0%

Intermodal Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2018	2017	Change
		(As Adjusted)

Drayage shipments	74,021	57,591	28.5%
Drayage revenue per Shipment	$565	$535	5.6%
Number of Locations	19	19	—%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2018	December 31, 2017
		(As Adjusted)
Assets
Current assets:
Cash and cash equivalents	$20,102	$3,893
Accounts receivable, net	152,393	147,948
Other current assets	21,010	15,807
Total current assets	193,505	167,648

Property and equipment	401,507	399,235
Less accumulated depreciation and amortization	197,264	193,123
Net property and equipment	204,243	206,112
Goodwill and other acquired intangibles:
Goodwill	191,671	191,671
Other acquired intangibles, net of accumulated amortization	106,741	111,247
Total goodwill and other acquired intangibles, net	298,412	302,918
Other assets	15,132	15,944
Total assets	$711,292	$692,622

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$32,036	$30,723
Accrued expenses	37,337	35,069
Current portion of debt and capital lease obligations	344	359
Total current liabilities	69,717	66,151

Debt and capital lease obligations, less current portion	40,453	40,588
Other long-term liabilities	25,678	24,104
Deferred income taxes	33,574	29,080

Shareholders’ equity:
Common stock	291	295
Additional paid-in capital	201,373	195,346
Retained earnings	340,206	337,058
Total shareholders’ equity	541,870	532,699
Total liabilities and shareholders’ equity	$711,292	$692,622

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2018	June 30, 2017
		(As Adjusted)
Operating activities:
Net income	$24,298	$19,666
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,362	10,219
Share-based compensation	2,417	2,064
(Gain) loss on disposal of property and equipment	(216)	19
Provision for loss on receivables	323	235
Provision for revenue adjustments	1,012	750
Deferred income tax expense	781	950
Changes in operating assets and liabilities
Accounts receivable	(7,537)	(9,014)
Prepaid expenses and other current assets	(6,354)	(6,131)
Income taxes	(3,196)	(6,697)
Accounts payable and accrued expenses	4,288	2,859
Net cash provided by operating activities	26,178	14,920

Investing activities:
Proceeds from disposal of property and equipment	4,195	549
Purchases of property and equipment	(11,385)	(2,010)
Acquisition of business, net of cash acquired	—	(22,500)
Other	(257)	384
Net cash used in investing activities	(7,447)	(23,577)

Financing activities:
Payments of debt and capital lease obligations	(77)	(76)
Proceeds from senior credit facility	—	22,000
Payments on line of credit	—	(14,500)
Proceeds from exercise of stock options	1,112	3,368
Payments of cash dividends	(4,415)	(4,543)
Repurchase of common stock (repurchase program)	(8,172)	(1,999)
Common stock issued under employee stock purchase plan	237	226
Cash settlement of share-based awards for tax withholdings	(49)	(64)
Net cash (used in) provided by financing activities	(11,364)	4,412
Net increase (decrease) in cash	7,367	(4,245)
Cash at beginning of period	12,735	14,335
Cash at end of period	$20,102	$10,090

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2018	June 30, 2017
Operating activities:
Net income	$42,038	$34,246
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	21,052	20,252
Share-based compensation	4,678	4,026
(Gain) loss on disposal of property and equipment	(134)	507
Provision for loss on receivables	457	257
Provision for revenue adjustments	1,829	1,468
Deferred income tax	4,494	1,081
Changes in operating assets and liabilities
Accounts receivable	(6,732)	(10,484)
Prepaid expenses and other current assets	(3,639)	(3,978)
Income taxes	(1,428)	1,737
Accounts payable and accrued expenses	4,375	2,868
Net cash provided by operating activities	66,990	51,980

Investing activities:
Proceeds from disposal of property and equipment	4,839	1,339
Purchases of property and equipment	(17,606)	(4,662)
Acquisition of business, net of cash acquired	—	(22,500)
Other	(347)	513
Net cash used in investing activities	(13,114)	(25,310)

Financing activities:
Payments of debt and capital lease obligations	(151)	(27,933)
Proceeds from senior credit facility	—	35,000
Payments on line of credit	—	(14,500)
Proceeds from exercise of stock options	1,112	4,892
Payments of cash dividends	(8,828)	(9,082)
Repurchase of common stock (repurchase program)	(28,165)	(11,995)
Common stock issued under employee stock purchase plan	237	226
Cash settlement of share-based awards for tax withholdings	(1,872)	(1,699)
Net cash used in financing activities	(37,667)	(25,091)
Net increase in cash	16,209	1,579
Cash at beginning of period	3,893	8,511
Cash at end of period	$20,102	$10,090

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	June 30, 2018
Net income	$24,298
Income allocated to participating securities	(209)
Numerator for diluted income per share - net income	$24,089

Fully diluted share count	29,272
Diluted earnings per share	$0.82

Projected	Full year 2018
Projected tax rate	25.7%

Projected capital expenditures, net	$40,500

Projected	Three months ended December 31, 2018
Projected period end fully diluted share count	28,800

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S.Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as:“anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,”“likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to projected profitability of our Pool distribution business in the second half of the year and expected third quarter 2018 revenue growth and net income per diluted shares as well as full year 2018 projected tax rate, fully diluted share count (before consideration of future share repurchase) and projected capital expenditures.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com